Exhibit 23.1
Consent of Independent Registered
Public Accounting Firm
We have issued our reports dated March 17, 2008 with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Advanced Energy Industries, Inc. on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Denver, Colorado
August 7, 2008